Allegiant Q3 2015 Earnings

Exhibit 99.1

ALLEGIANT TRAVEL COMPANY THIRD QUARTER 2015
FINANCIAL RESULTS
Third Quarter 2015 Fully Diluted Earnings per Share of $2.62

LAS VEGAS. October 21, 2015 —Allegiant Travel Company (NASDAQ: ALGT) today reported the following financial results for the third quarter 2015, as well as comparisons to prior year equivalents:

	Three Months Ended September 30,			Nine Months Ended September 30,
Unaudited	2015	2014	Change	2015	2014	Change
Total operating revenue (millions)	$300.0	$265.0	13.2%	$951.3	$858.1	10.9%
Operating income (millions)	$77.1	$28.9	166.8%	$277.9	$142.6	94.9%
Net income (millions)	$44.5	$14.2	213.4%	$163.7	$81.9	99.9%
Diluted earnings per share	$2.62	$0.80	227.5%	$9.55	$4.54	110.4%
Return on capital employed (LTM)*	18.7%	17.5%	1.2pp
* - see appendix for calculation

“We are very proud to report another profitable quarter,” stated Maurice J. Gallagher, Jr., Chairman and CEO of Allegiant Travel Company. “Our financial performance continues to benefit from lower energy costs and the profitable growth of our network. In addition, we continue to enhance our management, systems and processes to better support our operations. These efforts reinforce our belief that growth rates should not exceed the capabilities of our infrastructure. We are also working towards simplifying our operations where possible. Our eventual migration to an all Airbus fleet is the biggest step in this effort. We currently have 18 Airbus aircraft in our fleet and expect to have 25 by year end; over the next few years, our current commitments will take us to a total of 50 Airbus aircraft.

Once again, all this is possible only through the hard work and dedication of our Team members, particularly during our busy summer months. Thank you."

Notable company highlights

•	Airbus aircraft - In August, committed to purchase our 50th Airbus aircraft

•	Aircraft financing - Raised $29.0 million in debt secured by two A319 aircraft in September

•
Network growth - Third quarter scheduled ASMs grew by 24.2 percent; cities by 8 percent, routes by 17 percent. As of September 30, the company is selling 296 routes versus 236 routes during the same time period last year

•	Share repurchase - Returned approximately $38 million to shareholders through the repurchase of 175,307 shares during the third quarter

Allegiant Q3 2015 Earnings

•	Recurring dividend - Shareholders of record as of August 20, 2015 were paid a total of $5.1 million on September 4, 2015

Third quarter 2015 network trends

•	Airbus growth - Increased the number of Airbus in service by seven versus last year. Airbus aircraft flew over 77 percent of the incremental scheduled service ASMs in the third quarter

•	Airbus network - Airbus aircraft flew over 32 percent of the third quarter ASMs versus 22 percent a year ago

•	New route growth - New routes, routes that were not operated during the same period last year, accounted for 79 percent of the growth in ASMs in the quarter

Third quarter 2015 revenue performance

•
Scheduled service revenue - Increased by 1.9 percent driven by a 22.8 percent increase in scheduled service passengers, offset by a 17.1 percent decrease in average fare. The decrease in average fare was directly related to a higher proportion of flying in new markets and during off peak times versus the same period last year

•
Air-related charges - Average ancillary air related charges per passenger increased 13.4 percent due to an increase in the convenience fee that occurred in the fourth quarter of 2014 and effective yield management of other existing products

•
Third party products - Average ancillary third party products revenue per passenger was flat versus the same period last year. This was due to increased capacity growth on the East Coast, which is more favorable to rental car transactions, as demonstrated by rental car days increasing over 53 percent versus the third quarter last year. This offset the continued weakness in hotel room nights which declined 17 percent versus the same quarter last year

•
Impacts on TRASM - Third quarter TRASM declined 8.2 percent. Excluding the impact of the increased September 11 fee and the implementation of the Credit Card Surcharge and its accounting as a reduction in sales and marketing cost, TRASM would have declined 5.2 percent

Fourth quarter 2015 revenue trends

•	TRASM guidance - Fourth quarter TRASM is expected to decrease between 10.5 and 8.5 percent versus the fourth quarter last year

•	New route growth - New routes, routes that have been in service for less than one year, are expected to be almost 16 percent of fourth quarter ASMs versus 6.2 percent of fourth quarter 2014 ASMs

•
Off peak flying - The number of seats flown on off peak days of the week are expected to account for almost 23 percent of the total in the fourth quarter versus 20 percent in the same quarter last year. Additionally, ASMs in October and November will grow more rapidly than December

•	Impacts on TRASM - The impact of the Credit Card Surcharge is expected to continue to account for about two percentage points of the decline in TRASM

Third quarter 2015 cost performance

•	CASM - For the quarter, total operating expense per ASM (CASM) decreased 23.5 percent year over year.

•
CASM ex fuel - Third quarter CASM ex fuel outperformed initial expectations of decreasing ten to eight percent. The decrease of 11.3 percent was aided by a shift in maintenance events from the third quarter into the fourth quarter

•
Aircraft fuel - Quarterly fuel expense decreased 28.0 percent driven by a 41.3 percent decrease in our price per gallon which was offset by a 22.7 percent increase in gallons consumed. Overall fleet fuel efficiency continues to improve as a larger percentage of flying is accomplished by Airbus aircraft

•
Salary and benefits - Quarterly salary and benefits expense increased 13.2 percent versus the prior year primarily due to a 14.6 percent increase in full time equivalent employees associated with an 8.3 percent increase in average number of aircraft in service. In addition, the increase in company profitability drove an increase in bonus accrual and a shift to higher pilot pay rates that became effective on May 1, 2015

•
Station operations - Quarterly station operations expense increased by 25.6 percent versus the prior year as system departures increased by 27.4 percent. Stations expense on a per departure basis declined by more than one percent versus the same period last year

Allegiant Q3 2015 Earnings

•	Maintenance and repairs - Quarterly maintenance and repairs expense increased by 12.4 percent as the average fleet size grew 8.3 percent

Fourth quarter and full year 2015 cost trends

•
CASM ex fuel - CASM ex fuel is expected to decrease between 33 and 31 percent compared to fourth quarter 2014. Excluding the $43 million in 757 write down that occurred in December 2014, CASM ex fuel is expected to decline between 12 and 10 percent in the fourth quarter

•
Maintenance and repairs expense - Expected to decline due to a lower number of expected heavy maintenance events versus last year, despite a shift in several maintenance events from the third quarter to the fourth quarter. Full year 2015 maintenance and repairs expense per aircraft per month is expected to be between $100 thousand and $105 thousand

•	Total ownership expense per aircraft per month - Full year 2015 total of depreciation expense and aircraft lease rental expense per aircraft per month is expected to be between $110 and $115 thousand

Balance sheet highlights

•
Recurring dividend - Paid a quarterly cash dividend of $0.30 per share on September 4, 2015 to all shareholders of record as of August 20, 2015. The Company intends to pay a fourth quarter $0.30 dividend on December 4, 2015 to all shareholders of record as of November 23, 2015

•	Share repurchases - Share repurchases totaled approximately $38 million for the third quarter

•	Shareholder returns - As of September 30, cash returned to shareholders was over $178 million for 2015. $57 million was returned through dividends and $121 million through share repurchases

•
Capital expenditures - Three Airbus aircraft were purchased in the third quarter which drove the bulk of $41 million in CAPEX for the quarter. Full year CAPEX is expected to be approximately $275 million

•	Additional debt in the third quarter - In September 2015, the Company raised $29.0 million in debt secured by two A319 aircraft

Unaudited (millions)	9/30/2015	12/31/2014	Change
Unrestricted cash*	$385.6	$416.8	(7.5)%
Total debt	$635.8	$588.8	8.0%
Total Allegiant Travel Company stockholders’ equity	$334.1	$292.9	14.1%
* - Unrestricted cash includes investments in marketable securities.

	Nine Months Ended September 30,
Unaudited (millions)	2015	2014	Change
Capital expenditures	$173.9	$330.1	(47.3)%

At this time, Allegiant Travel Company provides the following guidance to investors, subject to revision.

Allegiant Q3 2015 Earnings

Guidance, subject to revision

	October 2015	4Q15
Estimated TRASM year-over-year change	(12.5) to (10.5)%	(10.5) to (8.5)%

Fixed fee and other revenue guidance		4Q15
Fixed fee and other revenue (millions)		$13 to $15

Capacity guidance
System	4Q15	1Q16
Departure year-over-year growth	22 to 26%	14 to 18%
ASM year-over-year growth	22 to 26%	15 to 19%
Scheduled
Departure year-over-year growth	22 to 26%	14 to 18%
ASM year-over-year growth	22 to 26%	15 to 19%

Cost guidance	4Q15		FY15
CASM ex fuel – year-over-year change	(33) to (31)%		(13) to (11)%
CASM ex fuel (excluding non-cash AC impairment charge) - year over year change	(12) to (10)%		(6) to (4)%

CAPEX guidance			FY15
Capital expenditures (millions)			$275
 CASM ex fuel – cost per available seat mile excluding fuel expense

Aircraft fleet plan by end of period

Aircraft - (seats per AC)	3Q15	4Q15	YE16
MD-80 (166 seats)	51	51	46
757 (215 seats)	6	5	4
A319 (156 seats)	7	10	17
A320 (177 seats)	10	15	16
Total	74	81	83
Aircraft listed in table above include only in service aircraft, planned retirements and future aircraft under contract

Allegiant Travel Company will host a conference call with analysts at 4:30 p.m. ET Wednesday, October 21, 2015 to discuss its third quarter 2015 financial results. A live broadcast of the conference call will be available via the Company’s Investor Relations website homepage at http://ir.allegiant.com. The webcast will also be archived in the “Events & Presentations” section of the website.

Allegiant Q3 2015 Earnings

Allegiant, Travel is our deal.®
Las Vegas-based Allegiant Travel Company® (NASDAQ: ALGT) is focused on linking travelers in small cities to world-class leisure destinations. Through its subsidiary, Allegiant Air, the company operates a low-cost, high-efficiency, all-jet passenger airline, and offers other travel-related products such as hotel rooms, rental cars, and attraction tickets through its website, allegiant.com. The company has been named one of America’s 100 Best Small Companies by Forbes Magazine for four consecutive years.  ALGT/G

Media Inquiries: Jessica Wheeler
mediarelations@allegiantair.com

Investor Inquiries: Chris Allen
ir@allegiantair.com

Under the safe harbor provisions of the Private Securities Litigation Reform Act of 1995, statements in this press release that are not historical facts are forward-looking statements. These forward-looking statements are only estimates or predictions based on our management's beliefs and assumptions and on information currently available to our management. Forward-looking statements include our statements regarding future unit revenue, future operating expense, ASM growth, departure growth, fixed-fee and other revenues, expected capital expenditures, number of contracted aircraft to be placed in service in the future, as well as other information concerning future results of operations, business strategies, financing plans, competitive position, industry environment, potential growth opportunities, the effects of future regulation and the effects of competition. Forward-looking statements include all statements that are not historical facts and can be identified by the use of forward-looking terminology such as the words "believe," "expect," “guidance,” "anticipate," "intend," "plan," "estimate", “project”, “hope” or similar expressions.

Forward-looking statements involve risks, uncertainties and assumptions. Actual results may differ materially from those expressed in the forward-looking statements. Important risk factors that could cause our results to differ materially from those expressed in the forward-looking statements generally may be found in our periodic reports filed with the Securities and Exchange Commission at www.sec.gov . These risk factors include, without limitation, volatility of fuel costs, labor issues, the effect of economic conditions on leisure travel, debt covenants, terrorist attacks, risks inherent to airlines, demand for air services to our leisure destinations from the markets served by us, our dependence on our leisure destination markets, our competitive environment, an accident involving or problems with our aircraft, our reliance on our automated systems, our reliance on third parties who provide facilities or services to us, the possible loss of key personnel, economic and other conditions in markets in which we operate, aging aircraft and other governmental regulation, increases in maintenance costs and cyclical and seasonal fluctuations in our operating results.

Any forward-looking statements are based on information available to us today and we undertake no obligation to update publicly any forward-looking statements, whether as a result of future events, new information or otherwise.

Detailed financial information follows:

Allegiant Travel Company
Consolidated Statements of Income
Three Months Ended September 30, 2015 and 2014
(in thousands, except per share amounts)
(Unaudited)

	Three Months Ended September 30,		Percent
	2015	2014	change
OPERATING REVENUE:
Scheduled service revenue	$170,002	$166,893	1.9
Ancillary revenue:
Air-related charges	107,554	77,198	39.3
Third party products	9,890	8,051	22.8
Total ancillary revenue	117,444	85,249	37.8
Fixed fee contract revenue	4,640	4,899	(5.3)
Other revenue	7,870	7,988	(1.5)
Total operating revenue	299,956	265,029	13.2
OPERATING EXPENSES:
Aircraft fuel	68,272	94,864	(28.0)
Salary and benefits	58,968	52,109	13.2
Station operations	26,454	21,064	25.6
Maintenance and repairs	25,369	22,562	12.4
Sales and marketing	4,053	7,808	(48.1)
Aircraft lease rentals	695	1,565	(55.6)
Depreciation and amortization	24,346	22,174	9.8
Other	14,717	14,016	5.0
Total operating expenses	222,874	236,162	(5.6)
OPERATING INCOME	77,082	28,867	167.0
OTHER (INCOME) EXPENSE:
Earnings from unconsolidated affiliates, net	(67)	(101)	(33.7)
Interest income	(301)	(106)	184.0
Interest expense	6,687	7,097	(5.8)
Total other expense	6,319	6,890	(8.3)
INCOME BEFORE INCOME TAXES	70,763	21,977	222.0
PROVISION FOR INCOME TAXES	26,305	7,866	234.4
NET INCOME	44,458	14,111	215.1
Net loss attributable to noncontrolling interest	—	(61)	NM*
NET INCOME ATTRIBUTABLE TO ALLEGIANT TRAVEL COMPANY	$44,458	$14,172	213.7
Earnings per share to common stockholders (1):
Basic	$2.63	$0.80	228.8
Diluted	$2.62	$0.80	227.5
Weighted average shares outstanding used in computing earnings per share to common stockholders (1):
Basic	16,831	17,605	(4.4)
Diluted	16,869	17,704	(4.7)
NM* - not meaningful

(1) The Company's unvested restricted stock awards are considered participating securities as they receive non-forfeitable rights to cash dividends at the same rate as common stock. The Basic and Diluted earnings per share for the periods presented reflect the two-class method mandated by accounting guidance for the calculation of earnings per share. The two-class method adjusts both the net income and shares used in the calculation. Application of the two-class method did not have a significant impact on the Basic and Diluted earnings per share for the periods presented.

Allegiant Travel Company
Operating Statistics
Three Months Ended September 30, 2015 and 2014
(Unaudited)

	Three Months Ended September 30,		Percent
	2015	2014	change*
OPERATING STATISTICS
Total system statistics
Passengers	2,420,819	1,971,917	22.8
Revenue passenger miles (RPMs) (thousands)	2,235,683	1,867,660	19.7
Available seat miles (ASMs) (thousands)	2,597,658	2,106,214	23.3
Load factor	86.1%	88.7%	(2.6)
Operating expense per ASM (CASM) (cents)	8.58	11.21	(23.5)
Fuel expense per ASM (cents)	2.63	4.50	(41.6)
Operating CASM, excluding fuel (cents)	5.95	6.71	(11.3)
ASMs per gallon of fuel	69.2	68.9	0.4
Departures	17,330	13,607	27.4
Block hours	39,347	31,486	25.0
Average stage length (miles)	878	902	(2.7)
Average number of operating aircraft during period	74.7	69.0	8.3
Average block hours per aircraft per day	5.7	5.0	14.0
Full-time equivalent employees at period end	2,654	2,315	14.6
Fuel gallons consumed (thousands)	37,518	30,566	22.7
Average fuel cost per gallon	$1.82	$3.10	(41.3)
Scheduled service statistics
Passengers	2,383,556	1,940,348	22.8
Revenue passenger miles (RPMs) (thousands)	2,204,760	1,839,640	19.8
Available seat miles (ASMs) (thousands)	2,526,292	2,033,318	24.2
Load factor	87.3%	90.5%	(3.2)
Departures	16,563	12,925	28.1
Block hours	38,094	30,265	25.9
Total scheduled service revenue per ASM (TRASM)** (cents)	11.38	12.40	(8.2)
Average fare - scheduled service	$71.32	$86.01	(17.1)
Average fare - ancillary air-related charges	$45.12	$39.79	13.4
Average fare - ancillary third party products	$4.15	$4.15	—
Average fare - total	$120.59	$129.95	(7.2)
Average stage length (miles)	894	916	(2.4)
Fuel gallons consumed (thousands)	36,458	29,509	23.5
Average fuel cost per gallon	$1.83	$3.16	(42.1)
Percent of sales through website during period	95.2%	93.8%	1.4

* Except load factor and percent of sales through website, which is percentage point change.
** Various components of this measurement do not have a direct correlation to ASMs. These figures are provided on a per ASM basis to facilitate comparison with airlines reporting revenues on a per ASM basis

Allegiant Travel Company
Consolidated Statements of Income
Nine months ended September 30, 2015 and 2014
(in thousands, except per share amounts)
(Unaudited)

	Nine Months Ended September 30,		Percent
	2015	2014	change
OPERATING REVENUE:
Scheduled service revenue	$556,842	$559,587	(0.5)
Ancillary revenue:
Air-related charges	326,055	248,432	31.2
Third party products	31,663	28,338	11.7
Total ancillary revenue	357,718	276,770	29.2
Fixed fee contract revenue	11,993	10,508	14.1
Other revenue	24,745	11,229	120.4
Total operating revenue	951,298	858,094	10.9
OPERATING EXPENSES:
Aircraft fuel	216,985	308,308	(29.6)
Salary and benefits	171,119	145,845	17.3
Station operations	74,768	63,453	17.8
Maintenance and repairs	70,488	64,590	9.1
Sales and marketing	16,907	22,269	(24.1)
Aircraft lease rentals	2,092	12,897	(83.8)
Depreciation and amortization	73,597	60,355	21.9
Other	47,402	37,826	25.3
Total operating expenses	673,358	715,543	(5.9)
OPERATING INCOME	277,940	142,551	95.0
OTHER (INCOME) EXPENSE:
Earnings from unconsolidated affiliates, net	(117)	(173)	(32.4)
Interest income	(948)	(545)	73.9
Interest expense	20,531	13,817	48.6
Total other expense	19,466	13,099	48.6
INCOME BEFORE INCOME TAXES	258,474	129,452	99.7
PROVISION FOR INCOME TAXES	94,853	47,900	98.0
NET INCOME	163,621	81,552	100.6
Net loss attributable to noncontrolling interest	(44)	(340)	(87.1)
NET INCOME ATTRIBUTABLE TO ALLEGIANT TRAVEL COMPANY	$163,665	$81,892	99.9
Earnings per share to common stockholders (1):
Basic	$9.57	$4.56	109.9
Diluted	$9.55	$4.54	110.4
Weighted average shares outstanding used in computing earnings per share to common stockholders (1):
Basic	17,010	17,848	(4.7)
Diluted	17,050	17,912	(4.8)

(1) The Company's unvested restricted stock awards are considered participating securities as they receive non-forfeitable rights to cash dividends at the same rate as common stock. The Basic and Diluted earnings per share for the periods presented reflect the two-class method mandated by accounting guidance for the calculation of earnings per share. The two-class method adjusts both the net income and shares used in the calculation. Application of the two-class method did not have a significant impact on the Basic and Diluted earnings per share for the periods presented.

Allegiant Travel Company
Operating Statistics
Nine months ended September 30, 2015 and 2014
(Unaudited)

	Nine Months Ended September 30,		Percent
	2015	2014	change*
OPERATING STATISTICS
Total system statistics
Passengers	7,139,876	6,188,299	15.4
Revenue passenger miles (RPMs) (thousands)	6,734,217	5,979,798	12.6
Available seat miles (ASMs) (thousands)	7,814,146	6,776,554	15.3
Load factor	86.2%	88.2%	(2.0)
Operating expense per ASM (CASM) (cents)	8.62	10.56	(18.4)
Fuel expense per ASM (cents)	2.78	4.55	(38.9)
Operating CASM, excluding fuel (cents)	5.84	6.01	(2.8)
ASMs per gallon of fuel	69.8	69.5	0.4
Departures	50,976	42,783	19.2
Block hours	118,999	102,300	16.3
Average stage length (miles)	900	925	(2.7)
Average number of operating aircraft during period	73.6	68.7	7.1
Average block hours per aircraft per day	5.9	5.5	7.3
Full-time equivalent employees at period end	2,654	2,315	14.6
Fuel gallons consumed (thousands)	111,881	97,511	14.7
Average fuel cost per gallon	$1.94	$3.16	(38.6)
Scheduled service statistics
Passengers	7,034,244	6,095,857	15.4
Revenue passenger miles (RPMs) (thousands)	6,647,978	5,901,375	12.7
Available seat miles (ASMs) (thousands)	7,612,202	6,599,798	15.3
Load factor	87.3%	89.4%	(2.1)
Departures	48,833	41,017	19.1
Block hours	115,434	99,226	16.3
Total scheduled service revenue per ASM (TRASM)** (cents)	12.01	12.67	(5.2)
Average fare - scheduled service	$79.16	$91.80	(13.8)
Average fare - ancillary air-related charges	$46.35	$40.75	13.7
Average fare - ancillary third party products	$4.50	$4.65	(3.2)
Average fare - total	$130.01	$137.20	(5.2)
Average stage length (miles)	915	939	(2.6)
Fuel gallons consumed (thousands)	108,837	94,875	14.7
Average fuel cost per gallon	$1.96	$3.20	(38.8)
Percent of sales through website during period	95.1%	93.8%	1.3

* Except load factor and percent of sales through website, which is percentage point change.
** Various components of this measurement do not have a direct correlation to ASMs. These figures are provided on a per ASM basis to facilitate comparison with airlines reporting revenues on a per ASM basis

Appendix A
Additional Financial Information
(Unaudited)

	Twelve Months Ended September 30,
Return on capital calculation (millions)	2015	2014
Net income attributable to Allegiant Travel Company	$168.5	$99.4
Income tax	97.8	58.4
Interest expense	27.9	16.6
Less interest income	(1.2)	(0.8)
	293.0	173.6

Interest income	1.2	0.8
Tax rate	36.7%	37.0%
Numerator	186.2	109.9

Total assets as of prior September 30	1,269.9	843.9
Less current liabilities as of prior September 30	326.0	227.9
Plus short term debt as of prior September 30	51.9	13.6
Denominator	995.8	629.6
Return on capital employed	18.7%	17.5%